BRIDGES INVESTMENT FUND, INC.

ACCOUNT APPLICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:

To help government agencies fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including the Fund, to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

Effective October 1, 2003 Federal law prohibits the Fund and other financial institutions from opening accounts unless the minimum identifying information listed above is received and the Fund can verify the identity of the new account owner. The Fund may be required to delay the opening of your account, not open your account, close your account or take other steps as we deem reasonable if we are unable to verify your identity.

BRIDGES INVESTMENT FUND, INC.

ACCOUNT APPLICATION

Please print

Mail: Bridges Investment Fund, Inc.

8401 West Dodge Road Suite #256

Omaha, Nebraska 68114

Use this form for individual, custodial, or trust accounts, and IRA, profit sharing, or pension plan accounts where the accountsare sponsored by other entities. Do not use this form for the Bridges Investment Fund, Inc. sponsored IRA or Defined Contribution Plan (Master Retirement Profit Sharing, Money Purchase, and 401(k)), which require different forms available from Bridges Investment Fund, Inc. For more information on these plans or for assistance in filling out this application, please call (402) 397-4700.

A. INVESTMENT

INITIAL

FUND MINIMUM AMOUNT

Bridges Investment Fund, Inc. $1,000 $______________

The minimum for any subsequent purchase is $250, except through dividend reinvestment or the automatic investment plan (See Item E). Please make your check payable to Bridges Investment Fund, Inc.

  DIVIDEND & CAPITAL GAINS DISTRIBUTIONS

  All dividends and capital gains will be reinvested in the Fund unless noted below, (check all that apply).

  __ Pay all dividends in cash __ Pay all capital gains in cash

  REGISTRATION

  __ Individual _______________ _____ _________________ ____________________

  (primary) First Name M.I. Last Name Social Security # Date of Birth

  __ Joint Owner* _______________ _____ _________________ ____________________

  (cannot be a minor) First Name M.I. Last Name Social Security # Date of Birth

  *Registration will be Joint Tenancy with Rights of Survivorship (JTWROS), unless otherwise specified.

  __ Gifts/Transfers to a Minor ______________________________________________________

  (UGMA/UTMA) Custodian's Name (only one permitted)

  _______________________________ _________________________ ____________________

  Minor's Name (only 1 permitted) Minor's social security # Minor's Date of Birth Minor's State of Residence

  __ Trust*, Corporate, Partnership, or other Entity**

  _______________________________________________________ __________________________________

  Name of Trustee(s), to be included in registration Name of Trust, Corporate, Partnership or other Entity

  _______________________________________________________ __________________________________

  Social Security # or Federal Tax ID # Date of Trust, Partnership, or other agreement

  *Copy of title page and signature page of trust agreement required

  **Corporate Resolution required

  MAILING ADDRESS Duplicate Confirmation to: (optional)

________________________________________ ___________________________

Street Address (P.O. Box will not be accepted) Name

________________________________________________ _______________________

City State Zip Code Street Address (P.O. Box accepted)

(____)____________________ (___)_________________ _______________________

Daytime Phone # Evening Phone # City State Zip Code

E. AUTOMATIC INVESTMENT PLAN    Please Note that the Automatic Investment Plan may only be implemented after the $1,000 initial minimum contribution has been made (see Item A).

Please start my Automatic Investment Plan as described in the prospectus.

Beginning Month___________________ Year___________ I hereby authorize you via the ACH network on behalf of Bridges Investor Services, Inc., Transfer Agent for Bridges Investment Fund, Inc. to automatically transfer $_____________(Minimum $100) directly from my bank account named below on the __________of each month or the first business day thereafter. I understand that I will be assessed a $25 fee if the automatic purchase cannot be made due to insufficient funds, stop payment, or for any other reason.

________________________________________ _________________________________

Name of Bank Routing Number

________________________________________________ ________________________________________

Address City State Zip Account Number

________________________________________________ ________________________________________

Signature of Bank Account Owner Signature of Joint Owner (if any)

h Your signed application must be received at least 15 business days prior to initial transaction.

h An unsigned voided check from your checking account, or a savings account deposit slip is required with your application.

  SIGNATURE(S) AND TAXPAYER CERTIFICATION

I am a citizen of U.S. Other (please specify)_____________________

The undersigned agrees that this Account Application shall become effective only upon acceptance by the Fund in Nebraska, and that the purchase and sale of Fund shares shall be governed by the laws of Nebraska.

I am (we are) of legal age, have received and read the Prospectus of the Fund and I (we) agree to the terms therein. Under the penalty of perjury, I (we) certify that (1) the Social Security Number or Taxpayer Identification Number shown on this form is my (our) correct Taxpayer Identification Number(s), and (2) I am (we are) not subject to backup withholding either because I (we) have not been notified by the Internal Revenue Service (IRS) that I am (we are) subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me (us) that I am (we are) no longer subject to backup withholding. (Please cross out item (2) if it does not apply to you.) The IRS does not require your consent to any provision of this document other than the certifications required to avoid 31% backup withholding.

___________________________________________ ___________________

Signature of Individual (or Custodian) Date

___________________________________________ ___________________

Signature of Joint Owner Date

___________________________________________ ____________________

Signature of Custodian, Trustees or Other Date

___________________________________________ ____________________

Signature of Custodian, Trustee or Other Date

Application accepted on behalf of Bridges Investment Fund, Inc. by:

Name _______________________________ Name _______________________________

Title _______________________________ Title _______________________________

Date _______________________________ Date _______________________________